UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2019

Columbia Property Trust, Inc.
(Exact name of registrant as specified in its charter)

MD	001-36113	20-0068852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

315 Park Avenue South, New York, New York 10010
(Address of principal executive offices, including zip code)

(212) 687-0800
(Registrant's telephone number, including area code)

1170 Peachtree Street, Suite 600, Atlanta, Georgia 30309
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	CXP	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On October 16, 2019, Columbia Property Trust, Inc. (the “Company”) and Columbia Property Trust Operating Partnership, L.P. (“Columbia OP”), its wholly-owned subsidiary, announced that they entered into a contribution agreement, dated October 16, 2019 (the “Contribution Agreement”), to acquire Normandy Real Estate Management, LLC, a developer, operator and investment manager of office and mixed-use assets in New York; Boston; and Washington, D.C., for approximately $100 million, exclusive of transaction and closing costs (the “Purchase Price”). The Contribution Agreement contains certain customary representations, warranties, covenants, indemnities and termination rights for a transaction of this nature. This transaction is subject to customary closing conditions, and is expected to be completed by December 31, 2019 (the “Closing”).

The Purchase Price will be comprised of two components: an approximately $13.5 million cash payment, and the issuance of 3,264,151 Series A Convertible, Perpetual Preferred Units at a strike price of $26.50 per share (the “Preferred OP Units”) of Columbia OP at the Closing. The Preferred OP Units will be convertible into newly issued common units of Columbia OP, which are convertible into shares of the Company’s common stock, subject to certain terms and conditions.

The Preferred OP Units to be issued will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, and/or Regulation D promulgated thereunder.

Item 7.01 Regulation FD.

The Company issued a press release on October 16, 2019 announcing the acquisition described in Item 3.02 of this Current Report on Form 8-K. A copy of this press release as well as a copy of the Company’s presentation regarding the acquisition described above are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
99.1	Press release dated October 16, 2019
99.2	October 2019 Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Property Trust, Inc.

Dated: October 16, 2019	By:	/s/ James A. Fleming
James A. Fleming
Executive Vice President and Chief Financial Officer